UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2011

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-34594	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue

New York, NY 10022

(Address of principal executive offices, including zip code)

(212) 725-7550

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On November 9, 2010, several direct and indirect subsidiaries of Towers Watson & Co. (the “Company”) entered into an agreement (the “Agreement”) with respect to the acquisition of EMB Consultancy LLP and EMB Software Management LLP, along with various subsidiaries of the foregoing (collectively, “EMB”), a non-life consulting and software company (the “Transaction”). The Transaction closed on January 31, 2011.

A portion of the consideration paid in the Transaction consisted of shares issued by the Company pursuant to a private placement transaction (the “Offering”) with certain accredited investors (the “Investors”) pursuant to which the Company issued and sold to the Investors Class B-3 Common Stock (the “B-3 Shares”) in an aggregate principal amount of £3,885,000 at a price of £34.1209 per share and Class B-4 Common Stock (the “B-4 Shares” and, collectively with the B-3 Shares, the “Shares”) in an aggregate principal amount of £3,885,000 at a price of £34.1209 per share. The price per share was determined based on the average closing price for the Company’s publicly-traded Class A common stock (“A Shares”) for the five trading days preceding January 31, 2011, converted to pounds sterling based on an exchange rate determined pursuant to the Agreement. The Company’s B-3 Shares and B-4 Shares will automatically convert into A Shares on January 1, 2013 and January 1, 2014, respectively.

Upon the closing of the Offering, the Company issued an aggregate of 113,858 B-3 Shares and 113,858 B-4 Shares. Following the closing of the Offering, the Company has a total of 16,692,148.009 shares of Class B Common Stock issued and outstanding.

The sale of the Shares was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder. Each of the Investors in the Offering qualified as an “accredited investor” within the meaning of Rule 501(a) of Regulation D. In addition, the Shares, which were taken for investment purposes and not for resale, were subject to restrictions on transfer. The Company did not engage in any public advertising or general solicitation in connection with this transaction, and each investor in the Offering was provided with disclosure of all aspects of the Company’s business, including providing each investor with the Company’s reports filed with the Securities and Exchange Commission and other financial, business and corporate information. Based on the Company’s investigation, the Company believed that each accredited investor obtained all information regarding the Company that they requested, received answers to all questions posed and otherwise understood the risks of accepting the Company’s securities for investment purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Towers Watson & Co.

/s/ Neil D. Falis
Neil D. Falis
Assistant Secretary

Date: February 4, 2011

3